                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Integral Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            INTEGRAL SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 2001

TO THE STOCKHOLDERS OF INTEGRAL SYSTEMS, INC.:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Integral Systems, Inc. (the "Company") will be held at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland at 6:00 p.m. on Wednesday, April 25, 2001, for the following purposes:

      1. To elect six directors to serve for a term of one year or until their successors are duly elected and qualified; and

      2. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

      All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

      All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. If you attend the Annual Meeting and decide that you want to vote in person, you may revoke your proxy.

                                          By Order of the Board of Directors


                                          /s/ Thomas L. Gough
                                          --------------------
February 26, 2001                         Thomas L. Gough
Lanham, Maryland                          President

                            INTEGRAL SYSTEMS, INC.

                             5000 Philadelphia Way
                          Lanham, Maryland 20706-4417


                        Annual Meeting of Stockholders
                                April 25, 2001

                   _________________________________________

                                PROXY STATEMENT

                   _________________________________________

                Information Concerning Solicitation and Voting

General

     The enclosed proxy is solicited on behalf of Integral Systems, Inc. (the "Company") for the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 6:00 p.m. on Wednesday, April 25, 2001, at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These proxy solicitation materials were mailed on or about March 5, 2001 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

     Only stockholders of record at the close of business on February 20, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the Record Date consisted of 9,452,718 shares of common stock of the Company, par value $.01 per share (the "Common Stock"). For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

     The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a stockholder who has executed and returned a proxy is present at the Annual Meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

Voting and Solicitation

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. All shares represented at the Annual Meeting by a proxy will be voted in accordance with the choices specified on the proxy. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A Board of Directors consisting of six directors is to be elected at the Annual Meeting (Proposal 1). In the election of directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect a director. Thus, each stockholder will be entitled to vote for six nominees and the six nominees with the greatest number of votes will be elected. Under Maryland law, there are no appraisal or dissenter's rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or electronic mail.

Quorum; Abstentions; and Broker Non-Votes

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. An abstaining vote and a broker "non-vote" (a broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. For purposes of electing directors (Proposal 1), abstentions and broker non-votes will not be treated as a vote cast and will not affect the outcome of such votes.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 annual meeting of stockholders must be received by the Company no later than October 29, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. If a stockholder intends to present a stockholder proposal at the 2001 annual meeting in a manner other than by the inclusion of the proposal in the Company's proxy statement and proxy relating to that meeting, unless the stockholder notified the Company of such intention by February 3, 2001, the proxies named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment. Any such stockholder proposal should be addressed to the Company's Secretary, Elaine M. Parfitt, and delivered to the Company's principal executive offices at 5000 Philadelphia Way, Lanham, Maryland 20706-4417.

Annual Report

     The Company's Annual Report to Stockholders on Form 10-K for the fiscal year ended September 30, 2000, is included with these proxy solicitation materials. A copy of the Company's Annual Report, including the financial statements and the financial statement schedules included therein, is also available upon written request to the Company at 5000 Philadelphia Way, Lanham, Maryland 20706-4417, Attn.: Elaine M. Parfitt, Corporate Secretary.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)
General

     A Board of Directors consisting of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees. The six directors nominated for election at the Annual Meeting are: Steven R. Chamberlain, Thomas
L. Gough, Dominic A. Laiti, R. Doss McComas, Bonnie K. Wachtel and John R. Murphy (each, a "Nominee," and collectively, the "Nominees"). In the event that any of the Nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any Nominee will be unavailable.

     The Bylaws of the Company provide that the number of members of the Board of Directors shall consist of between three and seven directors and that the exact number may be determined, within the foregoing limits, by the Board of Directors. Each director is elected for a one-year term at each annual meeting of the stockholders. Directors serve until the next annual meeting of stockholders and until successors have been duly elected and qualified.
Officers are elected by the Board of Directors. Each officer holds office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal.

     The terms of each of the elected directors will expire at the next annual meeting of stockholders or when their successors are elected and qualified.

     The Board of Directors Unanimously Recommends That Stockholders Vote "For" Each of the Nominees.

     Set forth below is certain information regarding the directors (including the Nominees) and executive officers of the Company.

Directors and Executive Officers:      Age  Position

Steven R. Chamberlain...............    45  Chairman of the Board, Chief Executive Officer, Director
                                            and Nominee
Thomas L. Gough.....................    52  President, Chief Operating Officer, Director and Nominee
Elaine M. Parfitt...................    37  Vice President, Chief Financial Officer, Secretary and
                                            Treasurer
Patrick R. Woods....................    45  Vice President, Government Programs
Peter J. Gaffney....................    41  Vice President, Commercial Products
Bonnie K. Wachtel...................    45  Outside Director and Nominee
Dominic A. Laiti....................    69  Outside Director and Nominee
R. Doss McComas.....................    46  Outside Director and Nominee
John R. Murphy......................    67  Outside Director and Nominee

     Steven R. Chamberlain, 45, a Company founder, has been Chairman of the Board and Chief Executive Officer since June 1992, and a Director since 1982.
He was President from May 1988 until June 1992 and served as Vice President from 1982 until he became President. From 1978 to 1982, OAO Corporation ("OAO") employed Mr. Chamberlain where he progressed from Systems Analyst to Manager of the Offutt Air Force Base field support office. Mr. Chamberlain holds a B.S. degree in Physics from Memphis State University and has done graduate work in Physics and Mathematics at Memphis State and the University of Maryland.

      Thomas L. Gough, 52, became a member of the Company's staff in January 1984. In March 1996, he was elected to the Board of Directors of the Company. He has served as President and Chief Operating Officer of the Company since June 1992. For three years before being named President, he served as Vice President and Chief Financial Officer. Prior to joining the Company, he was employed by Business and Technological Systems, Inc., where he managed the Software Systems Division. From 1972 to 1977, he was employed by Computer Sciences Corporation, where he progressed from Programmer Analyst to Section Manager. Mr. Gough earned a B.S. degree from the University of Maryland with a major in Information Systems Management in the School of Business and Public Administration.

     Elaine M. Parfitt, 37, joined the Company in 1983. She served as Staff Accountant/Personnel Administrator until January 1995, when she was promoted to Controller/Director of Accounting. In March 1997, Ms. Parfitt was appointed Vice President and Chief Financial Officer. In February 2000, she was appointed Secretary and Treasurer. She holds a B.S. degree in Accounting from the University of Maryland and is a CPA.

     Patrick R. Woods, 45, joined the Company in 1995 and has been Vice President, Government Programs, since May 1998. From 1996 to April 1998, Mr. Woods served as Vice President, NOAA Programs. From 1994 to 1995, he worked for Space Systems/Loral (SS/L), and from 1985 to 1994, he worked for Loral Aerospace, which is now the Lockheed Martin Corporation. Mr. Woods served as the Director of Mission Operations for both SS/L and the AeroSys Division of Loral Aerospace. While at Loral Aerospace, Mr. Woods received the NASA Public Service Group Achievement Award from NASA Administrator Admiral Richard Truly for his management of the Hubble Space Telescope control center development and launch support. Mr. Woods holds a B.S. in Public Administration and a M.P.A. in Public Management from Indiana University.

     Peter J. Gaffney, 41, joined the Company in 1986. In February 2000, Mr. Gaffney was appointed Vice President, Commercial Products. From May 1999 until February 2000, Mr. Gaffney served as Vice President, Commercial Division. From 1986 to 1992, he worked on simulators for the Company's DMSP and Tiros programs. In 1992, he became a project manager for EPOCH 2000 ground systems programs, which included the Command and Range Generator project for GE Americom, the Loral Skynet Telstar 3, 4, and 5 ground systems, and the Echostar 1, 2, 3 and 4 ground systems. Prior to joining Integral Systems, Mr. Gaffney was a design engineer for the General Electric Co., where he worked on the DSCS, Milstar, Landsat, and Spot satellite programs. Mr. Gaffney graduated from the University of Maryland in 1981 with a B.S. in Electrical Engineering.

     Bonnie K. Wachtel, 45, has served as an outside director since May 1988. Since 1984, she has been Vice President, General Counsel and a Director of Wachtel & Co., Inc., an investment-banking firm in Washington, D.C. Ms. Wachtel serves as a Director of several corporations, including VSE Corporation and Information Analysis, Inc. She holds a B.A. and an M.B.A. from the University of Chicago and a J.D. from the University of Virginia, and she is a Certified Financial Analyst.

     Dominic A. Laiti, 69, has served as an outside director of the Company since July 1995. Mr. Laiti is presently employed as an independent consultant and was President and Director of

Globalink, Inc. from January 1990 to December 1994. He has over 26 years of experience in starting, building, and managing high-technology private and public companies with annual revenues from $2 million to over $120 million. Mr. Laiti was President of Hadron, Inc. from 1979 to 1989; Vice President of Xonics, Inc. from 1972 to 1979; and Vice President of KMS Industries from 1968 to 1972. He is a Director of Energy Recovery, Inc. and former Director of United Press International, Saturn Chemicals Company, Hadron, Inc., Telecommunications Industries, Inc., MAXXAM Technology, Inc., and Jupiter Technology, Inc.

     R. Doss McComas, 46, joined the Board as an outside director in July 1995. He is President of e-Community Calendar Inc., a supplier of sponsor/advertising supported community information and a manufacturer and integrator of internet, cellular and wireless local loop systems. Previously, he was Chairman of Plexsys International, President of Fortel Technologies, Inc., and held positions with COMSAT RSI and Radiation Systems, Inc., including Group Vice President, Vice President of Acquisitions, Strategic Planning and International Marketing, and General Counsel. He holds a B.A. degree from Virginia Polytechnic Institute, an M.B.A. from Mt. Saint Mary's, and a J.D. from Gonzaga University.

     John R. (Reg) Murphy, 67, was elected to the Board as an outside director in February 2000. He is Vice Chairman of the National Geographic Society based in Washington, D.C. He was President and CEO of the Society from 1995 to 1998. Prior to joining National Geographic, he was the publisher and CEO of the Baltimore Sun and a member of the Times Mirror Management Committee. Mr. Murphy has also been the Editor of the Atlanta Constitution, and Editor and Publisher of the San Francisco Examiner. He is a past President of the United States Golf Association and Chairman of its Centennial Celebration Committee. Mr. Murphy is Chairman of the Board of Provant, Inc., and serves on the Board of Directors of The Omnicom Group, MSD&T Funds, Arbos Inc., Saxotech, and e-Motion, Inc. He is also President of Caves Valley Golf Club in Baltimore, Maryland and a Trustee of Mercer and Brenau Universities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and Nasdaq. Based on a review of the copies of such reports, the Company believes that during the fiscal year ended September 30, 2000 its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with the following exceptions: John R. Murphy, a director of the Company, inadvertently filed late a Form 3; Steve Chamberlain, an executive officer and director of the Company, inadvertently filed late a Form 4 for December 1999, reporting one transaction.

Certain Relationships and Related Transactions

     In August 2000, the Company entered into an agreement and plan of reorganization by and among the Company, SAT Corporation, ISI Acquisition Corporation and Herbert Pardula, the sole shareholder of SAT Corporation. The reorganization agreement provided for the acquisition of SAT by the Company. Pursuant to the terms of the reorganization agreement, ISI was merged with and into SAT, with SAT as the surviving entity. At the time of the merger, SAT became a wholly owned subsidiary of the Company. Pursuant to the reorganization agreement, the purchase price paid to the sole shareholder of SAT by the Company in connection with the acquisition of SAT consisted of 650,000 shares of the Company's Common Stock. The acquisition was accounted for as a pooling of interests. In December 2000, the Company registered the 650,000 shares of its Common Stock paid in connection with the acquisition of SAT on a Form S-3 filed with the Securities and Exchange Commission.

Board of Directors and Committees

     The Board of Directors met five (5) times in the fiscal year ended September 30, 2000. Each of the Company's incumbent directors attended at least 75% of all meetings of the Board of Directors. The Company has an Audit Committee, a Stock Option Committee and a Compensation Committee. The Audit Committee, the Stock Option Committee and the Compensation Committee held their meetings concurrently with the meetings of the Board of Directors. The Company does not have a nominating committee.

     The Audit Committee, Compensation Committee and Stock Option Committee are comprised of Dominic A. Laiti, R. Doss McComas and Bonnie Wachtel, each a non-employee outside director.

     The Stock Option Committee administers the Company's 1988 Stock Option Plan, as amended and restated effective May 8, 1998 (the "Stock Option Plan"). The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plan and results of the audit engagement, reviews the independence of the Company's public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. For more information regarding the Audit Committee, see "Executive Compensation - The Audit Committee Report." The Compensation Committee determines the salary and bonus for the Chief Executive Officer, and makes recommendations regarding compensation levels for other officers of the Company.

Director Compensation

     Directors who are employees of the Company do not receive any compensation for their service as directors. The Company pays each director who is not an employee of the Company an aggregate of $10,000 per year for their services, which amount is paid in equal quarterly installments. Outside directors are also annually granted options to purchase 5,000 shares of the Company's common stock pursuant to the Stock Option Plan.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2000, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each Nominee, director and executive officer of the Company and (iii) all executive officers and directors as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company's principal executive offices.

         Security Ownership of Certain Beneficial Owners and Management

                                               Amount and Nature of    Percent
Name and Address of Beneficial Owner             Beneficial Owner      of Class
------------------------------------             ----------------     -----------
Ashford Capital Management, Inc.                     512,800**            5.4%
P.O. Box 4172
Wilmington, DE 19807

Chartwell Capital Investors II LP                    555,556              5.9%
One Independent Drive
Suite 3120
Jacksonville, FL 32202

Herbert Pardula                                      650,000              6.9%
15091 Esther Drive
San Jose, CA 95124

Executive Officers, Directors, and Nominees
Steven R. Chamberlain                                419,205 (1)          4.4%
Thomas L. Gough                                      174,600 (2)          1.8%
Elaine M. Parfitt                                     16,900 (3)            *
Patrick R. Woods                                       5,400 (4)            *
Peter J. Gaffney                                      36,700 (5)            *
Bonnie K. Wachtel                                     52,400 (6)            *
    1101 Fourteenth Street, N.W.
    Suite 800
    Washington, D.C. 20036
Dominic A. Laiti                                       5,000 (7)            *
    12525 Knoll Brook Drive
    Clifton, Va. 22024
R. Doss McComas                                       16,000 (8)            *
    409 Biggs Drive
    Front Royal, Va. 22630
John R. Murphy                                         7,000 (9)            *
    Cottage 448
    West 31st Street
    Sea Island, GA. 31561

All Directors, Executive Officers and Nominees
as a group. (9 persons).                             733,205              7.6%

*Less than one percent of the Common Stock outstanding.
**As of December 31, 2000 per Form 13-G filed with the Securities and Exchange Commission on February 13, 2001.

(1) Includes outstanding options to purchase 82,700 shares of Common Stock which are exercisable within 60 days.
(2) Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.
(3) Includes outstanding options to purchase 8,500 shares of Common Stock which are exercisable within 60 days.
(4) Includes outstanding options to purchase 3,400 shares of Common Stock which are exercisable within 60 days.
(5) Includes outstanding options to purchase 28,700 shares of Common Stock which are exercisable within 60 days.
(6) Includes outstanding options to purchase 26,000 shares of Common Stock which are exercisable within 60 days.
(7) Includes outstanding options to purchase 5,000 shares of Common Stock which are exercisable within 60 days.
(8) Includes outstanding options to purchase 16,000 shares of Common Stock which are exercisable within 60 days.
(9) Includes outstanding options to purchase 5,000 shares of Common Stock which are exercisable within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth compensation received by the Company's CEO and four highest paid executive officers who were serving as executive officers of the Company at the end of fiscal year 2000 and who earned over $100,000 during the fiscal year ended September 30, 2000 and one additional individual who would have otherwise met the foregoing criteria but for the fact that he was not an executive officer of the Company at the end of fiscal year 2000:

                          Summary Compensation Table

                                         Annual Compensation      Long-Term Compensation
                                         ===================      ======================
                                                                  Awards         Payouts
                                                                  ------         -------
                                                                Number of
                                                                  Shares
                                                                Underlying      All Other
  Name and Principal Position    Year     Salary      Bonus      Options     Compensation/(1)/
  ---------------------------    ----     ------      -----      -------     ------------
Chief Executive Officer
Steven R. Chamberlain            2000    $214,303    $25,000      12,000          $19,061
                                 1999    $187,862    $65,000      20,000          $19,066
                                 1998    $140,120    $30,000           0          $13,847

Chief Operating
 Officer/Pres.                   2000    $180,648    $20,000      14,000          $18,781
Thomas L. Gough                  1999    $167,545    $35,000           0          $16,885
                                 1998    $125,251    $20,000           0          $12,357


Vice Pres., Government
 Programs
Patrick R. Woods                 2000    $152,510    $10,000       2,000          $16,800
                                 1999    $156,119    $30,000      12,000          $16,799
                                 1998    $117,284    $15,000           0          $12,382


Former Executive Vice
 President, Business
 Development                     2000    $148,693    $     0           0          $ 9,015
Steven A. Carchedi               1999    $162,476    $35,000      12,000          $16,092
                                 1998    $122,432    $20,000           0          $11,092



Vice Pres., Commercial
 Products                        2000    $132,423    $15,000       7,000          $12,918
Peter J. Gaffney                 1999    $107,520    $12,000      23,000          $ 9,854
                                 1998    $ 91,802    $10,000           0          $ 8,886


Vice Pres/Chief Financial
 Officer                         2000    $132,169    $15,000       6,000          $13,300
Elaine.M. Parfitt                1999    $106,506    $30,000      10,000          $ 9,575
                                 1998    $ 74,134    $10,000           0          $ 6,830

(1) All Other Compensation represents employer pension contributions. It does not include the value of insurance premiums paid by or on behalf of the Company with respect to term life insurance for the benefit of each identified individual in the approximate amounts of $745, $594 and $584 in fiscal years 2000, 1999 and 1998 respectively.
(2) Mr. Carchedi resigned as an officer and director of the Company on June 30, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------
                                     Individual Grants
---------------------------------------------------------------------------------------------------

                              Number of   Percent of Total
                              Securities       Options
                              Underlying     Granted to      Exercise/Base               Grant Date
                               Options      Employees in         Price       Expiration    Present
                Name           Granted       Fiscal Year       ($/Share)        Date      Value/(1)/
---------------------------------------------------------------------------------------------------
CEO
Steven R. Chamberlain           12,000           5%             $18.00          2006       $64,080

CHIEF OPERATING OFFICER/
President
Thomas L. Gough                 14,000           6%             $18.00          2006       $74,760

VP GOVERNMENT PROGRAMS
Patrick R. Woods                 2,000           1%             $18.00          2006       $10,680

VP COMMERCIAL PRODUCTS
Peter J. Gaffney                 7,000           3%             $18.00          2006       $37,380

VP/CHIEF FINANCIAL OFFICER
Elaine M. Parfitt                6,000           3%             $18.00          2006       $32,040

     (1) Grant Date Present value is calculated on the date of the grant using the Black-Scholes options Pricing Model assuming the following: no dividend yield, risk-free interest rate of 6%, expected volatility of 40%, and an expected term of the option of four years. The value is then multiplied by the number of options granted.

     Fiscal Year 2000 Stock Option Exercises and Year-End Option Values

          The following table provides information with respect to option exercises in fiscal year 2000 by the named executive officers and the value of unexercised options held by these officers at September 30, 2000:


   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values


                           Shares
                          Acquired
                             on            Value        Number of Securities          Value of Unexercised "In-the-
                          Exercise       Realized      Underlying Unexercised          Money" Options at Sept. 30,
          Name               (#)           ($)       Options at Sept. 30, 2000                  2000 /(1)/
---------------------------------------------------------------------------------------------------------------------
                                                   Exercisable     Unexercisable    Exercisable        Unexercisable
---------------------------------------------------------------------------------------------------------------------
Steven R. Chamberlain       45,000      $1,318,895    78,700           43,300         $959,774            $195,917
---------------------------------------------------------------------------------------------------------------------
Thomas L. Gough              6,000      $   91,230    26,000           26,000         $330,330            $152,460
---------------------------------------------------------------------------------------------------------------------
Patrick R. Woods             1,400      $   32,480     1,000           11,600         $      0            $      0
---------------------------------------------------------------------------------------------------------------------
Steven A. Carchedi (2)      57,378      $1,186,026         0                0         $      0            $      0
---------------------------------------------------------------------------------------------------------------------
Peter J. Gaffney             9,000      $  218,280    24,100           29,900         $254,378            $ 58,703
---------------------------------------------------------------------------------------------------------------------
Elaine M. Parfitt                0               0     6,500           15,500         $ 58,703            $ 19,568
---------------------------------------------------------------------------------------------------------------------

   (1) Value for "In the Money" options represents the difference between the exercise prices of outstanding options and the fair market value of the Company's Common Stock of $16.625 per share at September 30, 2000.
   (2) Mr.Carchedi resigned as an officer and director of the Company on June 30, 2000.

                               PERFORMANCE GRAPH

          The following graph shows a comparison of the total return to stockholders of an investment in Integral Systems, Inc. Common Stock, the NASDAQ Computer &Data Processing Services Stock Index and the NASDAQ Composite Stock Market Index (US). The graph assumes $100 was invested in Integral's Common Stock, the NASDAQ Computer & Data Processing Services Stock Index and the NASDAQ Composite Stock Market (US) on September 30, 1995 through September 30, 2000.

          Total stockholder return in each case is calculated assuming reinvestment of all dividends. Note that historical stock price performance of the Company is not necessarily indicative of any future stock price performance.



                             [GRAPH APPEARS HERE]

                               Sep-95       Sep-96     Sep-97     Sep-98     Sep-99     Sep-00
                               ------       ------     ------     ------     ------     ------
Integral Systems, Inc          100.00        83.04     102.97     315.23     584.71     338.11
NASDAQ Computer & Data         100.00       124.02     167.84     217.53     369.34     464.32
Processing Services Stocks
NASDAQ Market Index-US         100.00       118.68     162.92     165.50     270.38     358.96

Employment Agreements

  There are no employment agreements in effect with respect to any directors or executive officers of the Company.

Compensation Pursuant to Plans

  Effective October 1, 1987, the Company established a 401(k) pension and profit sharing plan under Section 401 of the Internal Revenue Code. Under the pension plan and the profit sharing plan, the Company contributes annually an aggregate amount equal to 5% of an eligible employee's salary to the plans and may make additional contributions of up to 7% of an eligible employee's salary. The employee may contribute up to an additional 10% as salary deferral. In each of fiscal years 2000 and 1999, the Company contributed a total of 11% of eligible employees' salaries to both plans.

Compensation Committee Report

  The Compensation Committee, which is made up of three outside non-employee directors, determines the annual salary and bonuses awarded to Chief Executive Officer and Chairman of the Board of Directors Steven R. Chamberlain. The Compensation Committee also makes recommendations regarding compensation levels for other officers of the Company to Steven R. Chamberlain, who determines the annual salaries and bonuses awarded to such officers on a discretionary basis.

  The Compensation Committee's policy on officer compensation is to offer or recommend (as the case may be) a package that includes a competitive salary, an annual bonus based on achieving certain Company goals and objectives and competitive benefits. The goal of the Compensation Committee in determining the compensation of Steven R. Chamberlain and in making recommendations regarding compensation levels for other officers is to acquire and retain highly skilled executives, reward outstanding individual performance and align the compensation awarded to officers with the success of the Company. The Committee bases its salary determination or recommendations on the individual officer's contributions to the Company and the responsibilities and duties that he or she performs. Bonuses are awarded or recommended by the Compensation Committee on the basis of achievement of certain Company and division revenue and earnings goals. Benefit packages offered to officers of the Company are similar to the benefits offered to all employees and include the Company's health plan and 401(k) and Profit Sharing Plan.

  Annually, the Compensation Committee reviews and approves the compensation awarded to Steven R. Chamberlain. Mr. Chamberlain has provided leadership and direction as the Company has continued to grow and expand. In fiscal year 2000, Mr. Chamberlain guided the Company as it completed a private placement of the Company's Common Stock. The Company received approximately $41 million (net) from this offering. In addition, Mr. Chamberlain led the effort as the Company completed the acquisition of SAT Corporation during the year. The Committee conferred a bonus of $25,000 for Mr. Chamberlain's efforts during the private placement process. Mr. Chamberlain's salary for fiscal year 2000 was $214,303, which in light of his experience, contributions and responsibilities with the Company, the Committee finds reasonable and comparable to executives in similar size companies.

                            COMPENSATION COMMITTEE
                               Dominic A. Laiti
                                R. Doss McComas
                               Bonnie K. Wachtel

Audit Committee Report

  The Audit Committee of the Board of Directors consists of Dominic A. Laiti, R. Doss McComas and Bonnie K. Wachtel, all of whom are outside non-employee directors. Each of these members of the Audit Committee is considered independent as defined under the applicable NASDAQ National Market standards governing the qualification of Audit Committee members. The duties and responsibilities of the Audit Committee are laid out in a written charter, which was adopted by the Board of Directors and is incorporated as Appendix A of this Proxy Statement.

  The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with management and with Rubino & McGeehin, Chartered, the Company's independent auditors. The Audit Committee has discussed with Rubino & McGeehin the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)
380) relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and has discussed with Rubino & McGeehin their independence. Based on the review of the audited financial statements and the discussions and review with the independent accountants mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

               Submitted by the members of the Audit Committee:
                               Dominic A. Laiti
                                R. Doss McComas
                               Bonnie K. Wachtel

Stock Option Plan

  Effective May 25, 1988, the Company established the Stock Option Plan, as amended and restated in 1994 and 1998, to create additional incentives for the Company's employees, consultants and directors to promote the financial success of the Company. The Stock Option Committee has the authority to select full-time employees, directors or consultants to receive awards of options for the purchase of stock of the Company under this plan. The maximum number of shares of Common Stock which may be issued pursuant to the Stock Option Plan is 1,800,000. Options to purchase a total of 235,850 shares of Common Stock were granted and options to purchase 213,756 shares of Common Stock were exercised during fiscal year 2000. The total number of shares of Common Stock subject to options issued and outstanding as of February 20, 2001 was 797,650. Pursuant to the Stock Option Plan, options may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options, although incentive stock options may be granted only to employees.

Termination of Employment and Change of Control Termination

  The Company has no compensatory plan or arrangement with respect to any individual named in the Summary Compensation Table which results or will result from the resignation, retirement or any other termination of that individual's employment with the Company or its subsidiaries or from a change in control of the Company or a change in the individual's responsibilities following a change in control.

                            INDEPENDENT ACCOUNTANTS

  Management has not yet selected independent public accountants to audit the books, records and accounts of the Company for the current fiscal year ending September 30, 2001. In accordance with its policy of evaluating its choice of independent accountants periodically, the Company is in the process of selecting an independent public accountant for the current fiscal year. However, at this time, the Company has not made its selection. The independent public accountants for the Company for the fiscal year ended September 30, 2000 were Rubino & McGeehin, Chartered. A representative of Rubino & McGeehin, Chartered is expected to be present at the Annual Meeting and will be available to answer questions from stockholders.

Audit Fees. The aggregate fees billed by Rubino & McGeehin for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 was $52,431.

All Other Fees. The aggregate fees billed for professional services rendered during fiscal year 2000 relating to the acquisition of SAT, review of the Company's tax returns, audit of the Company's pension plans, consultations on accounting standards and other miscellaneous services was $66,302.

The Audit Committee has considered whether provision of the services described above under the caption "All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Rubino & McGeehin's independence.

                                 OTHER MATTERS

  There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Thomas L. Gough
                              ------------------------------
February 26, 2001             Thomas L. Gough
Lanham, Maryland              President and Chief Operating Officer

                                  APPENDIX A
                            INTEGRAL SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER
                             Adopted June 14, 2000


I.   PURPOSE

     The primary functions of the Audit Committee (the "Audit Committee") of Integral Systems, Inc. (the "Company") are to assist the Board of Directors of the Company (the "Board of Directors") in (i) fulfilling its oversight duties with respect to corporate financial reporting and (ii) monitoring the independence and performance of the Company's independent auditors. The Audit Committee shall also assist in fostering open communication between the Board of Directors, senior management of the Company and the independent auditors.

II.  ORGANIZATION/COMPOSITION

     The Board of Directors shall appoint the members of the Audit Committee, which shall consist of at least three directors (with the exact number to be determined from time to time by resolution of the Board of Directors), each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market and shall be free from any relationship that would interfere with the exercise of independence in the performance of his or her duties as an Audit Committee member. The Board of Directors shall elect one of the members of the Audit Committee to act as Chairman of the Audit Committee. Each of the members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his or her financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III. MEETINGS

     The Audit Committee shall meet from time to time upon the call of any of the members of the Audit Committee, or the Chairman of the Board of Directors of the Company, on 24 hours notice to each member of the Audit Committee, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded communication. Notice of any such meeting need not be given to any member of the Audit Committee, however, if waived by him or her in writing (or by telegraph, telex, cable, wireless or other form of recorded communication), or if he or she shall be present at such meeting. At all meetings of the Audit Committee, 50% or more of the members of the Audit Committee then in office immediately before the meeting begins shall constitute a quorum for the transaction of business. The meeting may be convened at a location selected by the Audit Committee members, or by way of conference call or either immediately before or immediately after the quarterly meeting of the Board of Directors. The Chairman of the Audit Committee shall be responsible for conducting the meetings and the Audit Committee members shall have sole discretion to formulate the agenda and select attendees for the meetings. The Audit Committee shall report to the full Board of Directors in a timely fashion on its activities and findings and put forward any recommendations or comments.

     Prior to each Audit Committee meeting and no less than on a quarterly basis, at least one member of the Audit Committee shall be responsible for meeting with at least one member from senior management and the independent auditors either in person or by telephone to discuss the Company's financial statements to be filed with Securities and Exchange Commission for the most recent calendar quarter and fiscal year to date period. This meeting will be for the primary purpose of reviewing any significant accounting issue that may have arisen in the preparation of the financial statements, including but not limited to accounting estimates, financial disclosure, accounting principles and disagreements (if any) with the independent auditors.

     The Audit Committee will rotate the member responsible for conducting such meetings on a quarterly basis so that each member has the opportunity to directly participate in these meetings. The Audit Committee member attending this meeting shall be responsible for reporting his/her findings to the full Audit Committee at the ensuing Audit Committee meeting. Nothing contained herein shall limit the number of Audit Committee members who may attend review meetings with senior management and the independent auditors.

IV.  RESPONSIBILITIES AND DUTIES

     The Audit Committee shall:

     1. Review and periodically reassess this Charter at least annually, and recommend any proposed changes to the Board of Directors for approval.
     2. Recommend to the Board of Directors the independent auditors to be selected to audit the books and records of the Company. The independent auditors' ultimate accountability is to the Board of Directors and the Audit Committee.
     3. Obtain a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and, if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditors.
     4. Review information received from the independent auditors regarding the scope of the audit and the audit procedures to be used in the course of the current year's audit. At the conclusion of the audit, discuss with the independent auditors the Company's annual financial statements and the independent auditors' report on the financial statements. Inquire of the independent auditors about the appropriateness of the significant accounting estimates, financial disclosures and accounting principles of the Company.
     5. Discuss with the independent auditors and management disagreements, if any, that arose during the course of the audit and preparation of the financial statements. Review and discuss with management and the independent auditors any significant findings or recommendations made by the independent auditors during the course of the audit and management response to these findings. Inquire of the independent auditors if any changes were made to the initial scope and plan of the audit and reasons for these changes.
     6. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
     7. Evaluate together with the Board of Directors the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditors.
     8. Perform any other activities, on an as needed basis, to allow the Audit Committee to perform its duties under this charter and fulfill its obligation to the Board of Directors.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                  PROXY CARD

                            INTEGRAL SYSTEMS, INC.
                             5000 Philadelphia Way
                          Lanham, Maryland 20706-4417

     The undersigned hereby appoints Elaine Parfitt and Albert Alderete, or either of them, as proxies with full powers of substitution, to vote all shares of the Common Stock of Integral Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 25, 2001 (the "Annual Meeting") and at any adjournment thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

A.   PROPOSAL BY THE COMPANY FOR THE ELECTION OF DIRECTORS (PROPOSAL NO. 1)

          [_]  FOR all nominees listed below (except as     [_]  WITHHOLD AUTHORITY for
               marked to the contrary below)                     all nominees listed below

     Nominees: Steven R. Chamberlain, Thomas L. Gough, Dominic A. Laiti, R. Doss McComas, Bonnie K. Wachtel and John R. Murphy.

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), PRINT THE NAME(S) OF SUCH NOMINEE(S):___________________________________________


B. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

               FOR               AGAINST                ABSTAIN
               [_]                 [_]                    [_]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO RETURN A COPY OF THIS PROXY CARD TO THE COMPANY BY FACSIMILE, BUT YOU MUST ALSO RETURN THE EXECUTED PROXY CARD IN THE ENCLOSED ENVELOPE. THE COMPANY'S FACSIMILE NUMBER IS 301-731-9606.

This Proxy, when properly executed, will be voted as directed herein. If no instructions are given, the shares represented by this proxy will be voted "FOR" all of the nominees and proposal No. 1 and in the discretion of the proxy holders as to other Business.

     Please date and sign this proxy exactly as your name appears hereon.

______________________________     _____________________________________________
Number of Shares                   Print Name

______________________________     _____________________________________________
Date                               Signature of Owner

                                   _____________________________________________
                                   Additional Signature of Joint Owner (if any)

                                        If stock is jointly held, each joint
                                        owner should sign. When signing as
                                        attorney-in-fact, executor,
                                        administrator, trustee, guardian,
                                        corporate officer or partner, please
                                        give full title.